SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2009

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We have an existing receivables purchase facility with Branch Banking & Trust Company (“BB&T”). The revolving advance period under this purchase facility was to end on May 25, 2009, unless a “take-out” financing (as defined in the applicable facility agreements) occurred by this date or such provision was otherwise waived by BB&T. On May 22, 2009, BB&T extended the revolving advance period of the facility from May 25, 2009 to June 25, 2009. Other changes to the facility terms in connection with this extension included: (1) an increase in the specified return earned by BB&T from the 30-day LIBOR plus 1.75% to the Prime rate plus 1.00% (2) a decrease in the Borrowing Base Percentage from 83% to 82.7% and (3) a pro rata prepayment of principal on the Notes by the Issuer in the aggregate amount of 50% of any remaining Available Funds otherwise payable to the Certificate Distribution Account, on each Payment Date, such terms as defined in the facility agreements.

We are currently discussing the further extension of the revolving advance period under this facility through at least May 2010 with BB&T. There can be no assurance that such extension will be obtained on favorable terms, if at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2009

By:/S/ ANTHONY M. PULEO

Anthony M. Puleo

Senior Vice President, Chief Financial Officer & Treasurer